Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan of our report dated February 23, 2021, with respect to the consolidated and combined financial statements of The Aaron’s Company, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 25, 2021